                                                                     EXHIBIT 5.1


                        WILDMAN, HARROLD, ALLEN & DIXON
                             225 WEST WACKER DRIVE
                         CHICAGO, ILLINOIS  60606-1229
                                 (312) 201-2000
                              FAX:  (312) 201-2555


                              December 29, 1997




SPR Inc.
2015 Spring Road
Suite 750
Oak Brook, Illinois  60523-1874



             Re: Registration of 1,544,252 Shares of Common Stock, $.01 par value per share



Ladies and Gentlemen:

     We have acted as counsel for SPR Inc., a Delaware corporation (the "Company"), in connection with the adoption of the SPR Inc. Combined Incentive and Non-statutory Stock Option Plan and the SPR Inc. Employee Stock Purchase Plan (collectively, "the Plans"), with respect to which there is being prepared and filed a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 1,544,252 shares of the Company's common stock, par value $.01 per share (the "Shares"), which may be issued pursuant to the Plans.

     We have examined such documents and corporate and other records as we deemed necessary for the purpose of rendering this opinion, including the Company's Certificate of Incorporation, the Company's By-laws, the Registration Statement and records of corporate proceedings. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of instruments presented to us as copies and the genuineness of all signatures.

     Based upon the foregoing, it is our opinion that all legal and corporate proceedings necessary for the authorization, issuance and delivery of the Shares under the Plans have been duly taken, and the Shares, upon issuance pursuant to the terms of the Plans, will be duly authorized, legally and validly issued, fully paid and nonassessable.

     We hereby consent to all references to our firm in the Registration Statement and in the filing of this opinion by the Company as an exhibit to the Registration Statement.

                                     Very truly yours,



                                     /s/ Wildman, Harrold, Allen & Dixon